UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 8, 2026

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.60 par value	CWCO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01Entry into a Material Definitive Agreement.

On October 8, 2026, PERC Water Corporation (“PERC”), a U.S. subsidiary of Consolidated Water Co. Ltd. (the “Company”), entered into the Central Coast Blue AWPF Design-Build Agreement (the “Agreement”) with the City of Pismo Beach, California (the “City”), for the design and construction of the Central Coast Blue Advanced Water Purification Facility located at 980 Huber Street, Grover Beach, California (the “Project”). Although the Agreement is dated as of October 6, 2026, it was executed by PERC and the City on October 8, 2026. The Agreement was awarded to PERC following a public, two-step competitive procurement process.

Scope of Work. Under the Agreement, PERC is responsible for the design, construction and performance of the Project. PERC’s services will include design services; procurement of materials and equipment; construction; start-up, testing and commissioning; warranty services; and 600 hours of training and support for City staff within a six-month period after “Substantial Completion” (as defined in the Agreement). The Agreement does not obligate PERC to operate the facility after the training period. The Project includes an advanced water purification process consisting of ultrafiltration, reverse osmosis and ultraviolet advanced oxidation, together with associated storage, chemical feed, pumping, pipeline, electrical and control systems, and groundwater recharge infrastructure. The Project is designed to produce approximately 500 acre-feet per year of purified water in its initial phase, with design provisions to accommodate a future expansion to approximately 750 acre-feet per year. Any such expansion is not included in the current scope of work or contract price. The Agreement provides that, if the City obtains funding for a Phase 2 expansion of the Project or elects to add a new City well (the “New Well”) to the scope of work prior to final completion, PERC and the City will negotiate a contract amendment for those additional services.

Contract Price and Payment. The City will pay PERC a fixed design-build price of approximately $39.8 million, subject to adjustment in accordance with the terms of the Agreement. The contract price includes applicable sales, use and other taxes and the permit fees for which PERC is responsible. The contract price also includes specified allowance items, and any unused allowance amounts will be deducted from the contract price at completion of the Project. PERC bears the risk of design, site and subsurface conditions, subject to limited relief for certain site conditions, and must satisfy strict notice requirements to obtain schedule or price adjustments. PERC will submit monthly applications for payment, and the City is required to pay each properly submitted and approved application within 30 days. The City will retain five percent of each progress payment until the work is completed and accepted. After 50% of the work is completed, PERC may request a reduction in retention, which the City may grant in its sole discretion. As permitted by California law, PERC may substitute securities for retention or request that retention be paid into escrow.

Schedule and Liquidated Damages. The Agreement requires PERC to achieve Substantial Completion within 703 calendar days after the commencement of services and also specifies a Substantial Completion date of September 17, 2028, assuming notice to proceed is received concurrently with our project kick-off date of October 15, 2026, in each case subject to adjustment in accordance with the Agreement. The Company currently expects the Project to proceed through design, permitting, construction, startup and commissioning within the 703-day period, with the construction phase anticipated to begin in spring 2027. The design-build project schedule included as part of PERC’s proposal attached to the Agreement (the “DB Project Schedule”) reflects PERC’s proposal-stage baseline schedule and is subject to change; the contractual Substantial Completion deadline is governed by the Agreement. If Substantial Completion is not achieved by the scheduled date, PERC will be required to pay the City liquidated damages of $2,500 per calendar day, subject to a cap of 5% of the contract price (approximately $2.0 million). Liquidated damages may be deducted from amounts otherwise payable to PERC and do not limit the City’s other remedies in the event of PERC’s default. If the parties enter into an amendment for the New Well, the City will pay PERC an early completion bonus of $2,500 per calendar day, not to exceed $150,000.

Performance Guarantee and Warranty. PERC guaranteed that the Project will be designed, constructed and completed in accordance with the contract documents. Upon Substantial Completion, the facility must meet or exceed specified performance criteria, including chemical and energy consumption and finished water quality, and satisfaction of those performance criteria is a condition to Substantial Completion. PERC also guaranteed delivery of 500 acre-feet per year of purified water to the Project’s injection well. If the facility and injection well are properly designed and constructed, but subsurface geologic conditions will not accept injection at that rate, the delivery standard will be reduced to the injection well’s actual capacity. If the Project fails to meet the performance criteria during testing, PERC must, at its own expense, make the necessary corrections until the Project passes. PERC also warrants the work against defects in materials and workmanship for one year after final acceptance of the work.

Bonds and Insurance. PERC is required to furnish a performance bond and a labor and materials payment bond, each in an amount equal to 100% of the contract price, and a warranty bond equal to 10% of the contract price covering the one-year period following Final Completion. PERC also is required to maintain specific insurance coverages, including builder’s risk and professional liability insurance.

Indemnification and Limitation of Liability. PERC agreed to defend, indemnify and hold harmless the City against claims arising out of the performance of the work by PERC and its subcontractors, except to the extent caused by the City’s sole negligence, active negligence or willful misconduct. With respect to design professional services, PERC’s indemnity obligations are limited to claims arising from PERC’s negligence, recklessness or willful misconduct. PERC’s total aggregate liability under the Agreement is capped at $14.0 million. The parties have mutually waived claims for consequential damages, except for liquidated damages, indemnification obligations and damages covered by insurance.

Termination and Suspension. The City may terminate any part of the remaining work for convenience at any time by written notice. In that event, PERC is entitled to payment for completed work and reasonable demobilization costs, but not lost profits or unabsorbed overhead. The City may also terminate the Agreement for PERC’s default if specified breaches are not cured, or reasonably begun to be cured, within two successive seven-day notice periods. Upon termination for default, PERC would be liable for any excess of the City’s cost to complete the Project over the unpaid contract price, and the City may proceed against PERC’s performance bond surety. The City also may suspend all or any part of the work for its convenience, in which case PERC may seek an adjustment of the contract price or schedule.

Assignment and Other Provisions. Neither party may assign the Agreement without the other party’s written consent, and a transfer of 50% or more of PERC’s voting shares or a change in PERC’s business or corporate structure without the City’s consent would constitute a violation of the Agreement and would be voidable at the City’s option. The Project is funded in part by federal and state grants, and the Agreement requires PERC to comply with applicable grant, prevailing wage and disadvantaged business enterprise requirements.

The foregoing description of the Agreement does not purport to be complete and qualified in its entirety by reference to the full text of the Agreement, including DBIA Document No. 535, Standard Form of General Conditions of Contract Between Owner and Design-Builder (2010 Edition), as revised by the City (the “General Conditions”), and the DB Project Schedule, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

On October 12, 2026, the Company issued a press release announcing the award of the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “intend”, “expect”, “should”, “will” or similar expressions. These forward-looking statements include, but are not limited to, statements regarding the anticipated design, permitting, construction, startup and commissioning schedule, including the timing reflected in the DB Project Schedule; the anticipated production capacity of the Central Coast Blue Advanced Water Purification Facility; and the Company’s ability to perform its design-build obligations under the Agreement. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.

Factors that would cause or contribute to such differences include, but are not limited to, (i) continued acceptance of the Company’s products and services in the marketplace; (ii) changes in its relationships with the governments and clients of the jurisdictions in which it operates; (iii) the timing and outcome of permitting and other regulatory approvals affecting the Project; (iv) the Company’s ability to procure equipment and perform its contractual obligations on the anticipated timeline and budget, including its ability to achieve the performance criteria and avoid liquidated damages under the Agreement; (v) the risk that actual Project timing differs from the DB Project Schedule, which is a proposal-stage baseline schedule subject to change; (vii) the risk that the Company’s costs to perform the Agreement, which is a fixed-price contract, exceed its estimates; (viii) the City’s right to terminate or suspend the work under the Agreement for its convenience; (vii) the availability of federal and state grant funding for the Project; (ix) the timing and outcome of permitting and other regulatory approvals affecting the Kalaeloa facility, and the Company’s ability to procure equipment and perform its contractual obligations on the anticipated timeline and budget with respect to the Kalaeloa facility; and (x) various other risks such as economic, operational, and industry-specific risks, as detailed in the Company’s periodic report filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01           Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Title
10.1

Central Coast Blue AWPF Design-Build Agreement, dated as of October 6, 2026, by and between the City of Pismo Beach and PERC Water Corporation, including the General Conditions and the DB Project Schedule.*

99.1	Press Release dated October 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The General Conditions and the DB Project Schedule are filed herewith as part of Exhibit 10.1. The remaining exhibits listed in Article 12.1 of the Agreement (Exhibits A through N, other than the DB Project Schedule included in Exhibit D) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

	By:	/s/ David W. Sasnett
	Name:	David W. Sasnett
	Title:	Executive Vice President & Chief Financial Officer

Date: October 15, 2026

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